Exhibit 10.1

CONSENT AND THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 15th day of August, 2016 (the “Third Amendment Effective Date”), by and among SILICON VALLEY BANK (“Bank”), AIRGAIN, INC., a California corporation (“Existing Borrower”) and AIRGAIN, INC., a Delaware corporation (“New Borrower” and together with Existing Borrower, each a “Borrower” and collectively, “Borrowers”).

Recitals

A.Bank and Existing Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 21, 2012 (as the same may from time to time be amended, modified, supplemented or restated, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 12, 2013 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 16, 2015, collectively, the “Loan Agreement”).

B.Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C.Existing Borrower has informed Bank that Existing Borrower intends to change its jurisdiction of organization from California to Delaware on the Third Amendment Effective Date, and simultaneously, (a) Existing Borrower will no longer exist as a California corporate entity, (b) Existing Borrower will be succeeded by New Borrower and (c) Existing Borrower shall transfer all of its assets, including without limitation, all of its rights, interests  and obligations, to New Borrower (collectively, the “Reincorporation”).  Pursuant to (i) Section 7.1 of the Loan Agreement, subject to specific exclusions set forth therein, Existing Borrower shall not convey, sell, lease, transfer, assign, or otherwise dispose of all or any part of its business or property without Bank’s prior written consent, (ii) Section 7.2 of the Loan Agreement, Existing Borrower shall not change its jurisdiction of organization or change any organizational number assigned by its jurisdiction of organization without providing Bank with thirty (30) days prior written notice, (iii) Section 7.3 of the Loan Agreement, Existing Borrower shall not merge or consolidate with any other entity, and (iv) Section 7.7 of the Loan Agreement, Existing Borrower shall not enter into any material transaction with any of its affiliates.  Additionally, New Borrower intends to pay dividends to its preferred stock holders with a portion of the proceeds (the “IPO Proceeds”) that New Borrower receives in connection with the initial, underwritten public offering and sale of New Borrower’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO Dividend Payments”).  Pursuant to Section 7.6 of the Loan Agreement, Borrower shall not pay any dividends without Bank’s prior written consent.

D.In connection with the above, Borrowers have requested that Bank amend the Loan Agreement to (i) consent to the Reincorporation and the IPO Dividend Payments, (ii) remove Existing Borrower as “Borrower” under the Loan Agreement and replace Existing Borrower with New Borrower as the sole “Borrower” under the Loan Agreement and the other Loan Documents and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

E.Bank has agreed to so consent to the Reincorporation and the IPO Dividend Payments and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

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Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Consents.

3.Notwithstanding Sections 7.1,7.2, 7.3 and 7.7 of the Loan Agreement, Bank hereby consents to the Reincorporation, provided that, simultaneously with such Reincorporation, New Borrower shall replace Existing Borrower as the sole “Borrower” under the Loan Documents pursuant to the terms of this Amendment.  Bank further consents that, on or after the Third Amendment Effective Date, Existing Borrower shall not be a party to the Loan Agreement or any other Loan Document provided that Existing Borrower is dissolved or otherwise has its existence terminated on or about the Third Amendment Effective Date.

4.Notwithstanding Section 7.6 of the Loan Agreement, Bank hereby consents to the IPO Dividend Payments, provided that such IPO Dividend Payments, (i) are paid in an amount equal to the IPO Proceeds in excess of Ten Million Dollars ($10,000,000) of New Borrower’s gross IPO Proceeds (i.e. gross IPO Proceeds have to be at least Ten Million Dollars ($10,000,000) in order for New Borrower to begin making such IPO Dividend Payments), (ii) do not exceed an aggregate amount of Ten Million Dollars ($10,000,000) and (iii) are distributed in full on or prior to September 30, 2016.

5.Amendments to Loan Agreement.

6.From and after the Third Amendment Effective Date, New Borrower hereby absolutely and unconditionally:

(a) (i) joins as and becomes a party to the Loan Agreement as the sole Borrower thereunder, (ii) assumes all of the obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents, and (iii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement and the other Loan Documents with respect to a Borrower; and

(b)collaterally assigns and transfers to the Bank, and hereby grants to the Bank, a continuing security interest in all of such New Borrower’s now owned and existing and hereafter acquired and arising Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations under the Loan Documents.  New Borrower hereby authorizes the Bank to file at any time uniform commercial code financing statements in such jurisdictions and offices as the Bank deems necessary in connection with the perfection of a security interest in all of such New Borrower’s now owned or hereafter arising or acquired Collateral, including, without limitation, accounts receivable, deposit accounts, equipment, general intangibles, inventory, and any and all other personal property of such New Borrower, and all products, substitutions, replacements, and proceeds of such Collateral.  New Borrower has read the Loan Agreement and affirmatively grants to Bank all rights to New Borrower’s Collateral as set forth in said Loan Agreement and the Loan Documents.

3.2From and after the date hereof, any reference to the term “Borrower” in the Loan Agreement and the other Loan Documents shall mean and refer to New Borrower.

7.Limitation of Consents and Amendment.

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8.The consents set forth in Section 2 and the amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

9.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

10.Representations and Warranties.  To induce Bank to enter into this Amendment, New Borrower hereby represents and warrants to Bank as follows:

11.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

12.New Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

13.The organizational documents of New Borrower delivered to Bank on the Third Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

14.The execution and delivery by New Borrower of this Amendment and the performance by New Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

15.The execution and delivery by New Borrower of this Amendment and the performance by New Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting New Borrower, (b) any material contractual restriction with a Person binding on New Borrower, (c) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on New Borrower, or (d) the organizational documents of New Borrower;

16.The execution and delivery by New Borrower of this Amendment and the performance by New Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on New Borrower, except as already has been obtained or made; and

17.This Amendment has been duly executed and delivered by New Borrower and is the binding obligation of New Borrower, enforceable against New Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

18.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

19.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank

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of Borrowing Resolutions from New Borrower, (c) delivery to Bank of New Borrower’s Operating Documents and a good standing certificate of New Borrower certified by the Secretary of State of the State of Delaware, (d) evidence satisfactory to Bank that the insurance policies required by Section 6.4 of the Loan Agreement are in full force and effect with respect to New Borrower, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank, (e) evidence satisfactory to Bank that all of Existing Borrower’s assets have been transferred to New Borrower, (f) New Borrower’s payment of all Bank Expenses incurred through the date of this Amendment, which shall be debited from any of Borrowers’ accounts with Bank on the Third Amendment Effective Date or as soon thereafter as is practicable.  Bank’s release of its signature to this Amendment shall serve as Bank’s acknowledgement that conditions (d) and (e) have been satisfactorily met.

[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		NEW BORROWER

SILICON VALLEY BANK		AIRGAIN, INC., a Delaware corporation

By:	/s/ Kadie Sobel	By:	/s/ Leo Johnson
Name:	Kadie Sobel	Name:	Leo Johnson
Title:	Director	Title:	CFO

[Signature Page to Consent and Third Amendment to Amended and Restated Loan

and Security Agreement]

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BORROWING RESOLUTIONS

   Silicon Valley Bank

CORPORATE BORROWING CERTIFICATE

Borrower: AIRGAIN, INC. Date: August 15, 2016

Bank:Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.  I am the Secretary, Assistant Secretary or other officer of the Borrower.   My title is as set forth below.

2.  Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.  Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above.  Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Charles Myers	President/CEO	/s/ Charles Myers	□
Leo Johnson	CFO	/s/ Leo Johnson	□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit.  Apply for letters of credit from Bank.

Foreign Exchange Contracts.  Execute spot or forward foreign exchange contracts.

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Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.  The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:	/s/ Leo Johnson
Name:	Leo Johnson
Title:	CFO

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the  President/CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as
            [print title]

of the date set forth above.

By:	/s/ Charles Myers
Name:	Charles Myers
Title:	President/CEO

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